                                                                      EXHIBIT 23

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17215, 33-29138 and 33-55419) of Hancock Fabrics, Inc. of our report dated March 6, 1998 appearing on page 21 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.






PRICE WATERHOUSE LLP

Memphis, Tennessee
April 22, 1998